UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 22, 2025

ORAMED PHARMACEUTICALS INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35813	98-0376008
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1185 Avenue of the Americas, Third Floor,
New York, New York 10036
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 844-967-2633

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.012	ORMP	The Nasdaq Capital Market, Tel Aviv Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry into a Material Definitive Agreement.

ZTlido Rest of World License Agreement

As previously announced by the Company on October 8, 2024, the Company and certain other investors (together with the Company, the “LidoDev Institutional Investors”) entered into that certain Rest of World License Term Sheet (the “ZTlido ROW Term Sheet”) with Scilex Holding Company (“Scilex”), pursuant to which the parties agreed to negotiate in good faith additional agreements required to effectuate such term sheet.

On January 2, 2025, the LidoDev Institutional Investors formed RoyaltyVest Ltd, a British Virgin Islands company (the “Licensee”), to be Lido Dev Co. (as referenced in the ZTLido ROW License Term Sheet) and the licensee under the Lido License Agreement and certain product licenses or distribution arrangements anticipated to be entered into in respect of Gloperba and Elyxyb. On or about February 12, 2025, certain of the LidoDev Institutional Investors transferred shares representing 50% of the issued and outstanding capital stock of the Licensee to the Company. On February 18, 2025, the Company and the other LidoDev Institutional Investors amended and restated certain of the organizational documents of the Licensee to provide that, among other things, the Company has the right to designate one-half of the board of directors of the Licensee.

On February 22, 2025 (the “Lido Effective Date”), Scilex Pharmaceuticals, Inc. (“Scilex Pharma”) entered into a License Agreement (the “Lido License Agreement”) with the Licensee with respect to services, compositions, products, dosages and formulations comprising lidocaine that have been or are later developed by or on behalf of Scilex Pharma, including the product and any future product defined as a “Product” under Scilex Pharma’s existing (i) Product Development Agreement, dated as of May 11, 2011, with Oishi Koseido Co., Ltd. (“Oishi”) and Itochu Chemical Frontier Corporation (“Itochu”), as amended, and (ii) the associated Commercial Supply Agreement, dated February 16, 2017, between Scilex Pharma, Oishi and Itochu, as amended, which include (i) ZTlido (lidocaine topical system) 1.8%, including the composition of matter with the NDC 69557-111-30 and (ii) SP-103 (collectively, the “Lido Product”). The Lido License Agreement supersedes and replaces the ZTlido ROW Term Sheet.

Under the Lido License Agreement, Scilex Pharma granted to the Licensee during the Lido License Term (as defined below) a worldwide (other than the United States and certain territories stated in the Lido License Agreement), exclusive, non-transferable right, license and interest in, to, and under all Product Rights Controlled (each as defined therein) by Scilex Pharma to develop, manufacture, obtain and maintain regulatory approvals for, commercialize and otherwise exploit all Lido Products, in all cases solely for commercialization of the Lido Products outside of the United States and certain territories stated in the Lido License Agreement (the “Lido Licensee Territory”). The Licensee granted to Scilex Pharma a non-exclusive, non-transferable, right and license under the Licensee Non-Blocking Patents (as defined therein) (i) in the Licensor Territory (as defined therein), to develop, manufacture, obtain and maintain regulatory approvals for, commercialize and otherwise exploit Lido Product for commercialization of Lido Products in the Licensor Territory in the Field (each as defined therein), and (ii) worldwide, to develop and manufacture Lido Product for commercialization in the Licensor Territory in the Field (each as defined therein). Each of the Licensee and Scilex Pharma will receive 50% of the Net Revenue (as defined therein) generated, and the Licensee shall effect the foregoing by paying to Scilex Pharma its share of the Net Revenue on a quarterly basis.

Pursuant to the Lido License Agreement, the Licensee shall (i) use commercially reasonable efforts to obtain and maintain regulatory approval for the Lido Product in at least one Major Market Country (as defined therein) within 18 months after the Lido Effective Date, and (ii) commit $200,000, or its equivalent in kind, annually towards such efforts until it obtains regulatory approval for the Lido Product in the Lido Licensee Territory. Scilex Pharma shall use commercially reasonable and diligent efforts to obtain and maintain regulatory approvals for SP-103 and all existing Lido Products in each country or jurisdiction in the Licensor Territory (as defined therein).

Promptly after the Lido Effective Date, Scilex Pharma is required to (i) facilitate an introduction between Oishi, Itochu, and the Licensee, and (ii) use reasonable efforts to cause each of Oishi and Itochu to accept a direct engagement with the Licensee for the manufacturing or supply of the Lido Product in finished dosage form. In addition, Scilex Pharma agreed to appoint the Licensee as its exclusive distributor of the Lido Product in the Licensee Territory during the Lido License Term.

The term of the Lido License Agreement commences on the Lido Effective Date and continues until expiration of the last to expire Licensed Patents (as defined therein), unless earlier terminated (the “Lido License Term”).

The foregoing summary of the Lido License Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Lido License Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Parent Guarantee for Lido License Agreement

On February 22, 2025, in connection with Lido License Agreement, Scilex entered into that certain Parent Guarantee for Lidocaine License Agreement (the “Parent Guarantee”) with the Licensee, pursuant to which Scilex agreed to guarantee the due and proper performance of Scilex Pharma’s obligations under the Lido License Agreement on the terms and conditions set forth in the Parent Guarantee. Pursuant to the terms of the Parent Guarantee, Scilex shall provide the Licensee with written notice of any Change of Control (as defined therein) of Scilex Pharma within five business days after the consummation of such Change of Control, and the Parent Guarantee and the guarantee obligations shall automatically terminate upon the consummation of such Change of Control.

The foregoing summary of the Parent Guarantee does not purport to be complete and is qualified in its entirety by reference to the full text of the Parent Guarantee, a copy of which is filed herewith as Exhibit 10.2 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	License Agreement (ZTlido), dated February 22, 2025, by and between Scilex Pharmaceuticals Inc. and RoyaltyVest Ltd.
10.2	Parent Guarantee for Lidocaine License Agreement, dated February 22, 2025, by and between Scilex Holding Company and RoyaltyVest Ltd.
104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORAMED PHARMACEUTICALS INC.

By:	/s/ Nadav Kidron
Name:	Nadav Kidron
Title:	President and CEO

Date: February 27, 2025

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